FREE WRITING PROSPECTUS

                 Revolving Home Equity Loan Asset Backed Notes
                             (Issuable in Series)
                                Payable monthly

                                  CWHEQ, Inc.
                                   Depositor

                         [LOGO OMITTED] Countrywide(R)
                         -----------------------------
                                  HOME LOANS

                     Sponsor, Seller, and Master Servicer

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                           The Trust Fund

                           Each issuing entity will be a trust established to hold assets in its trust fund transferred to it by CWHEQ, Inc. The notes will be secured by the assets of the issuing entity and will generally consist primarily of one or more loan groups
Consider                   of home equity revolving credit line loans made or to be made in the future
carefully the              under certain home equity revolving credit line loan agreements. The loans will
risk factors               be secured by second deeds of trust or mortgages primarily on one- to
beginning on               four-family residential properties and will bear interest at rates that adjust
page S-10 in               based on the prime rate. The mortgage loans will have been purchased by the
this free writing          depositor, either directly or through affiliates, from one or more mortgage loan
prospectus and             sellers.
on page 5 in the
accompanying               The Notes
prospectus
attached hereto            CWHEQ, Inc. will sell the notes, which will be fully described in a prospectus
as Exhibit A.              supplement when it is available. The notes will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will be secured by the assets in the related trust fund. The terms of each series and each of the classes in a series have not yet been determined. The notes will represent obligations of the issuing entity only and will not represent an interest in or obligation of CWHEQ, Inc., Countrywide
                           Home Loans, Inc., or any of their other affiliates.
----------------------

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The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-132375. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus or the prospectus. Any representation to the contrary is a criminal offense.

December 1, 2006


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                               Table of Contents


Free Writing Prospectus                                                   Page
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Summary....................................................................S-3

Risk Factors..............................................................S-10

Description of the Mortgage Loans.........................................S-23

The Master Servicer.......................................................S-24

The Home Equity Loan Program..............................................S-26

Description of the Sale and Servicing Agreement...........................S-29

The Indenture Trustee.....................................................S-42

Static Pool Data..........................................................S-43

Maturity and Prepayment Considerations....................................S-45

Description of the Indenture..............................................S-47

Tax Consequences..........................................................S-55

ERISA Considerations......................................................S-56

Legal Investment Considerations...........................................S-58

Index of Defined Terms....................................................S-59

Exhibit A - Prospectus


Prospectus                                                                Page
----------                                                                ----

Important Notice About Information in
This Prospectus Supplement and Each
Accompanying Prospectus Supplement...........................................4

Risk Factors.................................................................5

The Trust Fund..............................................................19

Use of Proceeds.............................................................26

The Depositor...............................................................26

Loan Program................................................................26

Static Pool Data............................................................30

Description of the Securities...............................................30

Credit Enhancement..........................................................48

Yield, Maturity and Prepayment Considerations...............................54

The Agreements..............................................................57

Certain Legal Aspects of the Loans..........................................79

Material Federal Income Tax Consequences....................................95

Other Tax Considerations...................................................119

ERISA Considerations.......................................................119

Legal Investment...........................................................124

Method of Distribution.....................................................125

Legal Matters..............................................................126

Financial Information......................................................127

Rating.....................................................................127

Index of Defined Terms.....................................................129


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                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The notes in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the notes, read this entire free writing prospectus, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of notes carefully.

Issuing Entity

The issuing entity for a series of notes will be the CWHEQ Revolving Home Equity Loan Trust specified on the front cover of the related prospectus supplement.

The assets of the issuing entity will consist of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The assets of the issuing entity may also include funds deposited into the additional loan accounts on the closing date to be used to acquire additional home equity loans that are not included in the initial cut-off date pool during a specified funding period.

The assets of the issuing entity will consist of one or more loan groups. Each is referred to as a loan group. We sometimes refer to these loans as home equity loans or mortgage loans. Your notes may be related to one or more of the loan groups. If the assets of the issuing entity consist of only one loan group, then references to loan groups in this free writing prospectus refer to the entire trust fund. On the closing date, the original principal balance of a class of principal balance notes may exceed the sum of the aggregate cut-off date principal balance of the home equity loans in the related loan group transferred to the issuing entity on the closing date and any funds deposited in the related additional loan account on the closing date.

See "Description of the Mortgage Loans.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may be re-borrowed during the applicable draw period.

The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

o    its cut-off date principal balance,

               plus

o    any additional borrowings on that mortgage loan,

               minus

o all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Loan Rates

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate for a calendar month is a variable rate per annum equal to the sum of

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o    the highest prime rate published in the Money Rates table of The Wall
     Street Journal as of the first business day of that calendar month

               and

o    a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are subject to adjustment monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is generally the 15th day of each month.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with 5-year draw periods have 15-year repayment periods. These 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer. In some cases, the repayment period may be five, ten, or twenty years after the draw period. Certain mortgage loans require a balloon payment at the end of the draw period.

Depositor

CWHEQ, Inc., a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the accompanying prospectus.

Sponsor and Master Servicer

Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Financial Corporation.

See "The Master Servicer."

Sellers

Countrywide Home Loans, Inc. may be the seller of all or a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. or any of its affiliates. All or a portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

Indenture

The notes will be issued pursuant to an indenture between the issuing entity and the indenture trustee.

Indenture Trustee

The Bank of New York.

Custodian

Treasury Bank, a division of Countrywide Bank, N.A. (formerly Treasury Bank, National Association), a national banking association and an affiliate of the sponsor and the master servicer.

Additional Loan Account

A series of notes may provide for the purchase of additional mortgage loans after the related closing date. In that case, the amount to be available for the purchase of additional mortgage loans after the related closing date will be deposited in an additional loan account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase additional mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related notes as a prepayment of principal no later than

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the payment date following the end of the funding period.

Any additional home equity loans acquired by the issuing entity and pledged as part of the trust fund after the closing date will have been underwritten using generally the same guidelines as were used with respect to the initial mortgage loans, and will be covered by substantially the same representations and warranties as those covering the initial mortgage loans.

The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the mortgage loans in the issuing entity. Any funds remaining in an additional loan account at the end of the funding period will be used to prepay the class or classes of notes related to that account on the first payment date.

Funding of Additional Balances

During each collection period before the end of the managed amortization period, principal collections on the mortgage loans will be applied to purchase additional balances for the issuing entity. If principal collections are insufficient to purchase additional balances during a collection period, the net draws will be advanced by the sponsor and thereafter purchased by the trust fund with funds advanced by the holder of the one of the classes of certificates issued by the issuing entity. Net draws will be repaid to the holder of such class of certificates from principal collections on the mortgage loans allocated to the transferor interest on future payment dates and will be entitled to allocation of interest collections.

Funding Period

If a series of notes provides for the purchase of additional mortgage loans after the related closing date, the purchases must occur during a specified funding period. During the funding period, funds on deposit in the additional loan accounts are expected to be used to purchase additional home equity loans that are not included in the pool of mortgage loans transferred to the issuing entity on the closing date.

If needed to make required interest payments on any class of notes on the first payment date, the sponsor will make interest shortfall payments to the issuing entity to offset shortfalls in interest amounts attributable to the funding mechanism. Those payments will not cover any interest shortfalls arising from any full or partial prepayment of mortgage loans or any application of the Servicemembers Civil Relief Act.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of notes, one or more classes of notes may have the benefit of financial guaranty insurance policies issued by a third party insurer. The references to the third party insurer in this free writing prospectus are applicable only if classes of notes in the series have the benefit of a financial guaranty insurance policy.

Any third party insurer may be granted a number of rights under the related indenture and the related sale and servicing agreement that will limit and otherwise affect the rights of the holders of the notes. Any insurance policy issued by a third party insurer will not cover, and will not benefit in any manner whatsoever, any notes other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers."

Payment Dates

The indenture trustee will make payments on the notes on the business day after the 14th day of each month.

The first payment date for any series of notes is expected to be in the second month after the month in which the closing date for that series occurs.

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Form of Notes

To the extent specified in the prospectus supplement relating to a series of notes, the notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg, or the Euroclear System, in Europe.

See "Description of Notes--Book-Entry Notes" in the accompanying prospectus.

Record Dates

The day before a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

Repurchase, Substitution, Purchase, or Removal of Mortgage Loans

If specified in the prospectus supplement relating to any series of notes, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by more than 150 days.

The sponsor also will be obligated to purchase any mortgage loans with respect to which it has agreed to reduce the loan rate and, with certain exceptions, it has agreed to increase the credit limit, subject to certain limitations.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will generally be equal to the principal balance of the mortgage loan plus interest accrued at the applicable loan rate.

In addition, subject to certain conditions, the holder of the Class R-1 Certificates will be permitted to remove mortgage loans from the mortgage pool in aggregate principal amount not to exceed the outstanding net draws on the date of removal.

Optional Termination

With the consent of the third party insurer, to the extent a third party insurer is specified in the relating prospectus supplement, the mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate note principal balance of the notes is reduced to an amount less than or equal to 10% of the aggregate original note principal balance of the notes and the amount, if any, deposited in the additional loan account.

Credit Enhancement

General

The structure of an offering of notes generally includes various mechanisms that are intended to provide limited protection to holders of certain classes of notes against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans.

Excess Interest

The indenture trustee will apply certain interest collections on the mortgage loans as payment of principal of certain classes of notes to cover losses that would otherwise be allocated to the notes. If interest only notes are issued, excess interest may first be applied to pay interest on such notes before it is applied to cover losses on the other classes of notes.

Overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay monthly interest on the notes. Such "excess interest" from a loan group will be used to make additional principal payments on the related class or classes of notes to reduce the aggregate principal balance of that class or these classes of notes below the aggregate principal balance of the mortgage loans in the related loan group, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to holders of the related classes of notes by absorbing these noteholders' share of losses from liquidated mortgage loans.

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Excess interest is expected to create or maintain overcollateralization from the payment date specified in the related prospectus supplement. Such payment date may be affected by whether interest only notes are issued.

Limited Subordination of Transferor Interest

The transferor interest is the interest of the holders of certain classes of certificates issued by the issuing entity. The portion of the transferor interest related to a loan group if there is more than one loan group is referred to as the "allocated transferor interest." If there is only one loan group, the allocated transferor interest is the whole transferor interest. Each allocated transferor interest is expected to grow as interest collections in excess of amounts due as interest to the noteholders of the related class or classes of notes (which may include interest-only strips), amounts due to the third party insurer, and certain loss amounts due on the related notes are applied as principal payments on that class or classes of notes, thereby creating over-collateralization of that class or classes of notes. Such excess interest collections will be applied to the payment of the notes on the first payment date (unless otherwise specified in the related prospectus supplement) or, if a class of interest notes is issued, the payment date after the last payment date on which the interest only notes are payable (or any other payment date specified in the related prospectus supplement). Each allocated transferor interest may also grow as the principal amounts of the mortgage loans in the related loan group change due to new borrowings that are purchased by the trust fund with funds advanced by the applicable holders of certificates. In certain circumstances, amounts that would be paid on an allocated transferor interest will instead be paid on the related class or classes of notes. Countrywide Home Loans, Inc. (or one of its affiliates) will own the transferor interest on the closing date.

Cross-Collateralization

If the mortgage pool includes more than one loan group, although payments on each class of notes will be based primarily on amounts collected or received on the mortgage loans in the related loan group, the indenture will provide for a specified level of cross-collateralization, in that investor interest collections from a loan group on any payment date will be applied to the funding of certain deficiencies in interest and principal on the notes related to the other loan group or groups. In addition, the indenture may provide that the over-collateralization of one loan group may be used to cover shortfalls in the collateralization of the other loan group or groups.

Financial Guaranty Insurance Policy

Unless otherwise specified, a third party insurer will issue a financial guaranty insurance policy for the benefit of the noteholders.

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of certain guaranteed payments.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes (other than interest only notes, if issued). The policy does not cover payment of any basis risk carry-forward that the notes may be subject to.

In the absence of payments under the policy, holders of the covered classes of notes will directly bear the credit and other risks associated with their notes.

Unless otherwise specified in the related prospectus supplement, the policy is not expected to cover payments on any class of interest only notes, if issued.

Loan Insurance

If so specified in the prospectus supplement relating to any series of notes, a loan insurer will issue a pool insurance policy that covers a portion of the mortgage loans in the mortgage pool. Subject to certain limitations, a pool insurance policy will generally be available to cover failure by borrowers to make scheduled payments on the covered mortgage loans that are

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not subject to a policy exclusion, up to an aggregate amount indicated in the pool insurance policy and in the related prospectus supplement.

Loss Coverage Provided by the Sponsor

If so specified in the prospectus supplement relating to any series of notes, and if a pool insurance policy is issued, the sponsor may be obligated to make payments to the issuing entity pursuant to a corporate guaranty to the extent of any claim on the mortgage loans covered by the pool insurance policy that is fully or partially denied payment by the loan insurer due to a policy exclusion. A sponsor's loss coverage obligation will be limited to a portion of the aggregate initial cut-off date principal balance of the mortgage loans, as indicated in the related prospectus supplement.

Other

The transaction may additionally employ any one or more of the following forms of credit enhancement:

     o the subordination of one or more classes of securities,

     o special hazard insurance policy,

     o one or more reserve funds,

     o a mortgage pool insurance policy,

     o letter of credit,

     o one or more derivative contracts,

     o another method of credit enhancement, or

     o any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee payment of the entire principal and interest on the notes. If losses occur that exceed the amount covered by credit enhancement, noteholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the accompanying prospectus.

Material Federal Income Tax Consequences

For federal income tax purposes the trust fund may consist of one or more REMICs with specified classes of notes designated as regular interests in a REMIC. If a REMIC election has not been made, it is expected that the notes will nevertheless be treated as debt instruments for federal income tax purposes, and that neither the trust fund nor any portion of the trust fund will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Generally, it is expected that a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974 as amended, or
Section 4975 of the Internal Revenue Code of 1986 as amended, or by an entity investing the assets of such a plan, may purchase the notes so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

If interest only notes are issued, it is expected that they may not be purchased by a plan subject to the Employee Retirement Income Security Act of 1986, as amended, or Section 4975 of the

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Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment Considerations

The notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the notes.

See "Legal Investment" in the accompanying prospectus.

Note Rating

Unless otherwise specified, the notes are expected to be rated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and by Moody's Investors Service, Inc. A rating is not a recommendation to buy, sell, or hold securities. The ratings required for the issuance of a series of notes will be specified in the related prospectus supplement and they may be lowered or withdrawn at any time by either of the rating agencies.

See "Risk Factors--Rating of Securities" in the accompanying prospectus.



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                                 Risk Factors

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under "Risk Factors" in the accompanying prospectus.

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     Excess interest from the
     mortgage loans may not provide
     adequate credit enhancement.........    The mortgage loans are expected to generate more interest than is needed to pay interest on the notes because the weighted average loan rate on the mortgage loans in a loan group is expected to be higher than the weighted average note rate on the related class or classes of notes plus trust expense fees. If the mortgage loans in a loan group generate more interest than is needed to pay interest on the related class of notes, beginning on the first payment date (unless specified otherwise in the prospectus supplement) or, if interest only notes are issued, the payment date after the last payment date on which the interest only notes are payable (unless specified otherwise in the prospectus supplement), such "excess interest" will be used to make additional principal payments on the class or classes of notes related to that loan group. The use of excess interest to make additional principal payments on the class or classes of notes related to those mortgage loans will reduce the aggregate principal balance of such class or classes of notes below the aggregate principal balance of the mortgage loans in the related loan group, thereby creating
                                             "overcollateralization." Overcollateralization is intended to provide limited protection to certain noteholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to build, maintain or restore the required level of overcollateralization.

                                             The excess interest available on any payment date will be affected by the actual amount of interest received, collected or recovered in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the loan rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the loan rates. Because the index used to determine the mortgage rates on the mortgage loans is different from the index used to determine the pass-through rates on the notes, it is possible that the pass-through rate on one or more classes of the notes may be higher than the loan rates on the related mortgage loans. In that event, it may be necessary to apply all or a greater portion of the available interest to make required payments of interest on the related class or classes of notes. As a result, excess interest may be reduced. Further, a


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                                             disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

                                             If the protection afforded by overcollateralization is insufficient, then the holders of the notes could experience a loss on their investment.

     Your yield and reinvestment
     may be adversely affected by
     unpredictability of prepayments.....    During the period in which a borrower may borrow money under the borrower's line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in principal payments on the mortgage loans in a loan group in any month (and in turn the amount of principal repaid to the holders of the related class of notes and, if interest only notes are issued, reduction in their notional balance) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. Prepayments, however, on mortgage loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The prepayment experience on the notes may be affected by a wide variety of factors, including:

                                             o    general economic conditions,

                                             o    interest rates,

                                             o    the availability of alternative financing, and

                                             o    homeowner mobility.

                                             In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See "Certain Legal Aspects of the
                                             Loans--Due-on-Sale Clauses" in the accompanying prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment


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                                             experience on the mortgage loans.

                                             You should note that:

                                             o     generally, if you purchase your notes at a discount and
                                                   principal is repaid on the mortgage loans slower than you
                                                   anticipate, then your yield may be lower than you anticipate;

                                             o     generally, if interest only notional amount notes are issued, and you purchase them or if you purchase your notes at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

                                             The yield to maturity and weighted average life of your notes will be affected primarily by

                                             o     the rate and timing of repayments and prepayments on the
                                                   mortgage loans in the related loan group as compared with the creation and amount of related additional balances, and

                                             o     the realization of the related liquidation loss amounts.

                                             You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See "Yield, Maturity and
                                             Prepayment Considerations" in the accompanying prospectus.

     Risks related to allocations of
     realized losses on the related
     mortgage loans......................    After the credit enhancement provided by excess cashflow and overcollateralization has been exhausted, or if the structure of the particular series does not provide for overcollateralization, collections on the mortgage loans otherwise payable to the related subordinated classes will comprise the sole source of funds from which that credit enhancement is provided to the senior notes. Under this type of structure, realized losses on the mortgage loans will be allocated to the related subordinated notes, beginning with the subordinated notes then outstanding with the lowest payment priority, until the certificate principal balance of each class of subordinated notes has been reduced to zero. If the aggregate certificate principal balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior notes and may result in the allocation of realized losses to one or more classes of senior notes.

     Inability to acquire additional
     home equity loans may result in
     prepayment on your notes and a
     reduction in the notional amount
     of the interest only notional
     balance notes, if issued............    If a series of notes provides for the purchase of additional mortgage loans after the related closing date, the ability of the issuing entity to acquire additional home equity loans for inclusion in the issuing entity will depend on the ability of the sponsor to originate or acquire mortgage loans during the funding period that meet the eligibility criteria for additional home equity loans. The ability of the sponsor to originate or acquire these loans will be affected by a number of factors, including prevailing interest rates, employment levels, the rate of inflation, and economic conditions generally.

                                             If the full aggregate amounts on deposit in the additional loan accounts allocated to purchase additional home equity loans cannot be used for that purpose by the end of the funding period, any amounts remaining on deposit in the additional loan accounts will be distributed to the holders of the applicable class or classes of notes as a prepayment of principal on the first payment date after the end of the funding period. This could result in a significant reduction in the notional balance of the interest only notional balance notes, if issued. We cannot predict the magnitude of the amounts on deposit in the additional loan accounts at the end of the funding period.

     Withdrawal or downgrading of
     initial ratings will affect the
     value of the notes..................    The ratings of the notes will depend primarily on an assessment by the rating agencies of the mortgage loans and, with respect to the notes covered by a financial guaranty insurance policy issued by a third party insurer, on the financial strength of the third party insurer, if any. Any reduction in the ratings assigned to the financial strength of the third party insurer will likely result in a reduction in the ratings of the notes covered by the insurance policy. A reduction in the ratings assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

                                             The rating by each of the rating agencies of the notes is not a recommendation to purchase, hold, or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

     Junior lien priority could result
     in payment delay or loss on the
     notes...............................    The mortgage loans are secured by mortgages that are second mortgages.
                                             Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the master servicer determines that the remaining proceeds are or would be insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate, it may charge off the mortgage loan as a bad debt. If the credit enhancement has been exhausted or is otherwise not available to cover the losses, you will bear

                                             o     the risk of delay in payments while any deficiency judgment against the borrower is sought and

                                             o     the risk of loss if the deficiency judgment cannot be obtained or is not realized on.

                                             See "Certain Legal Aspects of the Loans" in the accompanying prospectus.

     The issuing entity may be an
     unsecured creditor under certain
     mortgage loans because
     mortgage loan assignments may
     not be recorded.....................    The mortgage notes will be held by Treasury Bank, a division of
                                             Countrywide Bank, N.A. (formerly Treasury Bank, National Association), as custodian on behalf of the indenture trustee. The indenture trustee will not conduct an independent review or examination of the mortgage files. A substantial portion of the mortgage loans may have been originated by the custodian.

                                             Although the indenture trustee's security interest in the mortgage notes relating to the mortgage loans will be perfected with the filing of Uniform Commercial Code financing statements by the issuing entity by the closing date, assignments of mortgage loans to the indenture trustee will not be recorded unless the rating of the long-term senior unsecured debt obligations of Countrywide Home Loans, Inc. falls below a rating of "BBB" by

                                             Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or
                                             "Baa2" by Moody's Investors Service, Inc. In addition, assignments of mortgage loans will not be required to be recorded if the sponsor delivers to the indenture trustee and the third party insurer an opinion of counsel reasonably acceptable to each rating agency and the third party insurer to the effect that recording is not required

                                             o     to protect the indenture trustee's interest in the related mortgage loan, or

                                             o     to perfect a first priority security interest in favor of the indenture trustee, as designee of the issuing entity, in the related mortgage loan, if a court were to recharacterize the sale of the mortgage loans to the issuing entity as a financing.

                                             In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuing entity, will have the result of making the sale of the mortgage loans to the issuing entity potentially ineffective against

                                             o     any creditors of each of the sellers who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of that seller; or

                                             o     any purchaser of a mortgage loan who had no notice of the prior conveyance to the issuing entity if the purchaser perfects its interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

                                             In addition, the priority of the indenture trustee's security interest in the mortgage notes could be defeated by a purchaser of a mortgage note if the purchaser gives value and takes possession of the mortgage note in good faith and without knowledge that the purchase violates the rights of the indenture trustee.

                                             In case of any of the above events, the issuing entity would be an unsecured creditor of Countrywide Home Loans.

     Payments to and rights of
     investors could be adversely
     affected by the bankruptcy or
     insolvency of certain parties.......    Each seller will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. However, if a seller becomes bankrupt, the trustee in bankruptcy of that seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to that seller. If that
                                             argument is made, you could experience delays or reductions in payments on the notes. A sale and servicing agreement will provide that the transfer of the mortgage loans by the depositor to the issuing entity is a valid transfer and assignment of the mortgage loans to the issuing entity. Because the treatment of the transfer as a sale may be contested and the transfer might be characterized as a transfer for security rather than a sale of the mortgage loans, the depositor will also grant to the issuing entity a security interest in the mortgage loans.

                                             If certain events relating to the bankruptcy or insolvency of the sponsor were to occur, additional balances would not be sold to the depositor, transferred by the depositor to the issuing entity, and pledged by the issuing entity to the indenture trustee, and the rapid amortization period would commence.

                                             If the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer.

     Geographic concentration of
     mortgaged properties in certain
     states increases the effect that
     events in those states could have
     on the notes........................    The prospectus supplement will set forth the geographic concentration of the mortgaged properties, including the percentage by aggregate stated principal balance of the mortgage loans in the mortgage pool secured by mortgaged property located in California and Florida.
                                             Properties in California are more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.
                                             Properties in Florida and other parts of the southeastern United
                                             States are more likely to suffer uninsurable damage from tropical storms and hurricanes than properties in other parts of the country.
                                             In addition,

                                             o     economic conditions in states with significant concentrations
                                                   (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

                                             o     declines in the residential real estate market in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

                                             o     any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make
                                                   alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.


     Master servicer has ability to
     change the terms of the
     mortgage loans......................    The master servicer may agree to a change in the terms of a credit line agreement, including the placement of a senior lien, increase of the credit limit or the reduction of the loan rate of the mortgage loan, subject to the certain limitations.

                                             In addition, the master servicer may agree to a change in the terms of a credit line agreement if the change

                                             o     do not materially and adversely affect the interest of the noteholders or any third party insurer or any loan insurer,

                                             o     is consistent with prudent and customary business practice, and

                                             o     does not result in a prohibited transaction tax under Section
                                                   860F of the Internal Revenue Code of 1986, as amended or in the failure of any REMIC created under the trust agreement to
                                                   qualify as a REMIC.

                                             Any increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan.

     Difficulties in replacing the
     master servicer may have a
     negative effect on the
     performance of the mortgage
     loans...............................    The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although a successor master servicer may be required to replace the master servicer if the master servicer is terminated or resigns, if such potential successor is unwilling (including, for example, because the master servicing fee is insufficient) or unable (including, for example, if the master servicer is terminated the indenture trustee would not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and
                                             related REO properties remaining in the pool. The performance of the mortgage loans may be negatively affected, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

     Effect of loan rates on the notes...    Each class of notes (other than any interest only classes) accrues interest at a rate based on the interpolated one-month and two-month
                                             LIBOR index plus a specified margin for the first payment date, and for every payment date after the first payment date the notes accrue interest at a rate based on the one-month LIBOR index plus a specified margin. However, each such rate, and the rates on any interest only class, is subject to a cap based in part on the interest rates on the mortgage loans in the related loan group.

                                             The mortgage loans have interest rates that are based on the prime rate, and have periodic and maximum limitations on adjustments to the loan rate. As a result, a class of notes may accrue less interest than it would accrue if the related note rate were based solely on the one-month LIBOR index plus the specified margin or, in the case of interest only notes, on the specified rate.

                                             A variety of factors could affect the interest rates on the mortgage loans and thus limit either note rate. Some of these factors are described below.

                                             o     Each note rate may adjust monthly while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in the note rate for a class of notes for extended periods in a rising interest rate
                                                   environment.

                                             o     The prime rate may respond to different economic and market factors than one-month LIBOR and thus may change in a direction different from one-month LIBOR and may increase or decrease at different rates or times. As a result, the loan rates could decline while one-month LIBOR is stable or rising. Although both the loan rates and one-month LIBOR may either decline or
                                                   increase during the same period, the loan rates could decline more rapidly or increase more slowly than one-month LIBOR.

                                             These factors may adversely affect the yield to maturity on each class of notes. Any basis risk carry-forward on a class of notes will be paid on those notes only to the extent of available funds from the related loan group. We cannot assure you that all basis risk carry-forward will be paid. In addition, the policy does not cover, and the ratings of the
                                             notes do not address the likelihood of, the payment of basis risk carry-forward.

                                             The mortgage loans generally have introductory rates that apply to payments made during the first three or six months after origination.
                                             After the introductory rate period, the loan rate will be adjusted to the index rate plus the applicable margin. On the first three payment dates, the master servicer is required to cover shortfalls in the amount required to pay the note interest resulting solely from the failure of certain mortgage loans to be fully indexed.

                                             Borrowers may be offered reductions in loan rates. If a borrower requests a reduction in the loan rate, the loan rate may not be reduced unless the master servicer first purchases the mortgage loan from the related loan group and deposits the purchase price as collections in the relevant collection period. The amount of mortgage loans that may be purchased out of a loan group to accommodate any reductions in loan rate may not exceed 5.0% of the original note principal balance of the related class of notes.

                                             If a series of notes provides for the purchase of additional mortgage loans after the related closing date, there may not be sufficient interest collections from the mortgage loans held by the issuing entity to pay all the interest due on the related notes during the funding period.

                                             If interest only notional balance notes are issued, a decrease in the weighted average net loan rate of the mortgage loans in the related loan group may adversely affect the interest payable on these notes and, in certain circumstances, may reduce it to zero.

     Certain of the underlying senior
     mortgages may be subject to
     negative amortization...............    All or a portion of the mortgage loans may be junior to senior mortgages that are, in some cases, negative amortization loans. The interest rates on the negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loans are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued
                                             interest on the senior mortgage loans that are negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates.

                                             In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior loan that is a negative amortization loan will be recast without regard to the periodic cap.
                                             These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan, if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater due to the increased principal balance.

                                             These borrowers have two adjustable-rate loans whose interest payments may increase and, in the case of the senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans, if the borrowers of these loans are unable to pay the increased monthly payments.

     Event of default under the
     indenture...........................    If there is a third party insurer, then so long as the third party insurer is not in default with respect to its obligations under the policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture and accelerate the maturity of the notes without the consent of the third party insurer. If an event of default under the indenture occurs, the third party insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the trust fund, which will result in redemption, in whole or in part, of the notes. The third party insurer's decisions with respect to defaults may have a significant impact on the weighted average lives of the notes.

     Subordinated notes have a
     greater risk of loss than notes
     and subordination may not be
     sufficient to protect notes from
     losses..............................    When certain classes of notes provide credit enhancement for other classes of notes this is sometimes referred to as subordination. The subordination feature is intended to
                                             enhance the likelihood that related noteholders will receive regular payments of interest and principal. Historically, series of notes created by the depositor have not provided for subordinated notes as a means of credit enhancement, but subordinated notes may be used as a means of credit enhancement in the future.

                                             Credit enhancement in the form of subordination may be provided for the notes, first, by the right of the holders of more senior notes to receive payments of principal before the related subordinated classes and, second, by the allocation of realized losses on the related mortgage loans to reduce the balances of the related subordinated classes, generally in the inverse order of their priority of payment, before any related realized losses are allocated to the more senior classes of notes.

                                             You should fully consider the risks of investing in a subordinated note, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans. In addition, investors in a class of notes should consider the risk that, after the credit enhancement provided by excess cashflow and any over-collateralization have been exhausted, the subordination of the related subordinated notes may not be sufficient to protect the notes from losses.

     Hurricane Katrina may pose
     special risks.......................    At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. The sponsor will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in the areas affected by Hurricane Katrina) is free of material damage and in good repair. If that representation and warranty is breached, the sponsor will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the notes and possibly reducing the notional balance of a notional balance class of notes, if any. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                                             The full economic effect of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                             o     localized areas of nearly complete destruction of the



                                                   economic infrastructure and cessation of economic activity,

                                             o     regional interruptions in travel and transportation, tourism, and economic activity generally, and

                                             o     nationwide decreases in petroleum availability with a
                                                   corresponding increase in price.

                                             We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may affect the performance of the mortgage loans. Any effect of these events on the performance of the mortgage loans may affect the weighted average lives of the notes or increase the amount of losses borne by the holders of the notes if the third party insurer is unable to perform its obligations under the surety bond.

                                             For a discussion of additional risks pertaining to the notes, see
                                             "Risk Factors" in the accompanying prospectus.


Some statements in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                       Description of the Mortgage Loans

General

     The issuing entity will acquire a pool of mortgage loans that may be held as a single pool or may be divided into two or more groups of mortgage loans. If the mortgage loan pool is split into separate groups, one or more of the mortgage loan groups may have original principal balances (by credit limit) that conform to the guidelines of Freddie Mac and Fannie Mae and the other loan group or groups will have original principal balances (by credit limit) that may or may not conform to the guidelines of Freddie Mac and Fannie Mae. If the mortgage loan pool is not split into separate groups, the references in this free writing prospectus to loans groups are each a reference to the entire mortgage loan pool.

     All of the mortgage loans to be included in the initial cut-off date pool will be sold on the closing date by the sponsor of one or more of its obligations to the depositor, and by the depositor to the issuing entity. If any amount is deposited in the Additional Loan Accounts on the closing date, it will be applied to purchase additional home equity loans during the Funding Period to the related loan group. Mortgage loans that were originated by Countrywide Bank or other affiliate of Countrywide may be sold on or before the closing date to the sponsor.

Mortgage Loan Terms

     General. A borrower may obtain an advance on a mortgage loan by writing a check, requesting a wire transfer or using a credit card in a minimum amount of $250. The minimum amount for draws does not apply to borrowers that are access card holders. Except during the introductory rate period when the mortgage loan interest rate is fixed, the mortgage loans bear interest at a variable rate that changes monthly on the first business day of the month preceding the due date with changes in the applicable index rate. After the introductory rate period, the daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

     The second mortgage ratio for a mortgage loan in second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of the related loan application.

     Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made generally during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

     In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with Countrywide's approval) are expected to constitute approximately no less than 95% of the aggregate principal balance of the mortgage loans to be included in the final mortgage loan pool. These loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period. A relatively small number of home equity loans are subject to a five, ten, or twenty year repayment period following the draw period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 0.06% and 0.10% of the group 1 mortgage loans and the group 2 mortgage loans, respectively, by the aggregate principal balance of the mortgage loans in such loan group as of the statistical calculation date, require a balloon repayment at the end of the draw period.

     The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described in the preceding paragraph.

     The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

     o for an initial mortgage loan, its principal balance as of the initial cut-off date, and for an Additional Home Equity Loan, its principal balance as of the subsequent cut-off date, plus

     o any Additional Balances for the mortgage loan, minus

     o the sum of all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

     The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

                              The Master Servicer

General

     Countrywide Home Loans, Inc. ("Countrywide") will service the mortgage loans consisting of adjustable rate home equity revolving credit line loans made or to be made in the future in accordance with a sale and servicing agreement. The mortgage loans will be secured by second deeds of trust or mortgages on the residential properties that are primarily single family residences, individual units in planned unit developments, or condominium units.

     Countrywide will agree to service and administer the mortgage loans in a manner consistent with the terms of the sale and servicing agreement and with general industry practice.

     Countrywide may perform any of its obligations under a sale and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under a sale and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The Master Servicer

     Countrywide, a New York corporation and a subsidiary of Countrywide Financial Corporation, will act as master servicer for the mortgage loans pursuant to a sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans and originated some of the mortgage loans that will be included in the trust. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

     Countrywide has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide has been involved in securitization of home equity loans since 1996. Countrywide reviews the structure of its securitization and discusses the structure with the related underwriters.

     Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244,311 billion, respectively, substantially all of which were being serviced for unaffiliated persons. At September 30, 2006, Countrywide provided servicing for approximately $45.968 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide's residential mortgage loan production for the periods indicated.

                                                               Consolidated Mortgage Loan Production
                                        ----------------------------------------------------------------------------------

                                         Ten Months                       Years Ended                        Nine Months
                                           Ended                          December 31,                          Ended
                                        December 31, ------------- ------------- ------------- ------------- September 30,
                                            2001           2002         2003         2004           2005         2006
                                        ------------ ------------- ------------- ------------- ------------- -------------
                                                        (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.....................      504,975       999,448    1,517,743       846,395       809,630       559,501
  Volume of Loans.....................  $    76,432   $   150,110  $   235,868   $   138,845   $   167,675   $   109,872
     Percent of Total Dollar Volume...        61.7%         59.6%        54.2%         38.2%         34.1%         32.9%
Conventional Non-conforming Loans
  Number of Loans.....................      137,593       277,626      554,571       509,711       826,178       479,627
  Volume of Loans.....................  $    22,209   $    61,627  $   136,664   $   140,580   $   225,217   $   148,652
     Percent of Total Dollar Volume...        17.9%         24.5%        31.4%         38.7%         45.9%         44.5%
FHA/VA Loans
  Number of Loans.....................      118,734       157,626      196,063       105,562        80,528        65,618
  Volume of Loans.....................  $    14,109   $    19,093  $    24,402   $    13,247   $    10,712   $     9,436
     Percent of Total Dollar Volume...        11.4%          7.6%         5.6%          3.6%          2.2%          2.8%
Prime Home Equity Loans
  Number of Loans.....................      164,503       316,049      453,817       587,046       683,887       519,895
  Volume of Loans.....................  $     5,639   $    11,650  $    18,103   $    30,893   $    42,706   $    35,229
     Percent of Total Dollar Volume...         4.5%          4.6%         4.2%          8.5%          8.7%         10.6%
Nonprime Mortgage Loans
  Number of Loans.....................       43,359        63,195      124,205       250,030       278,112       188,558
  Volume of Loans.....................  $     5,580   $     9,421  $    19,827   $    39,441   $    44,637   $    30,545
     Percent of Total Dollar Volume...         4.5%          3.7%         4.6%         11.0%          9.1%          9.2%
Total Loans
  Number of Loans.....................      969,164     1,813,944    2,846,399     2,298,744     2,678,335     1,813,199
  Volume of Loans.....................  $   123,969   $   251,901  $   434,864   $   363,006   $   490,947   $   333,734
  Average Loan Amount.................  $   128,000   $   139,000  $   153,000   $   158,000   $   183,000   $   184,000
  Non-Purchase Transactions(1)........          63%           66%          72%           51%           53%           53%
  Adjustable-Rate Loans(1)............          12%           14%          21%           52%           52%           48%


         ----------
(1) Percentage of total loan production (excluding commercial real estate loans) based on dollar volume.

                         The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

     The following is a description of the underwriting procedures customarily employed by the sponsor and Countrywide Bank, N.A. ("Countrywide Bank" and, collectively with the sponsor, the "originators") with respect to home equity loans. The underwriting procedures employed by the sponsor and Countrywide Bank are identical in all material respects, as discussed below, but do differ in some minor details. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the applicable originator's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the applicable originator will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments.

     The applicable originator originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years of W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. Under the Reduced Documentation Program, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The Super-Streamlined Documentation program is available for first-lien borrowers with good credit and mortgage history with the applicable originator. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the applicable originator if they have not been 30 days delinquent in payment during the previous twelve-month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the applicable originator is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation, or asset verification is generally required. A telephonic verification of employment is required before loan closing.

     Full appraisals are generally performed on all home equity loans. These appraisals are determined on the basis of an originator-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state-licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits between $100,000 and $250,000, determined by the FICO score of the borrower, the applicable originator may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for home equity loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line. The minimum amount for draws does not apply to borrowers that are access card holders.

     After obtaining all applicable income, liability, asset, employment, credit, and property information, the applicable originator generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The originators currently offer home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

     It is generally each originator's policy to require a title search, legal and vesting report, or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the applicable originator typically requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. Home equity loans with a maximum draw amount up to $250,000 may be insured by a lien protection policy. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Servicing of the Mortgage Loans

     The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

     o the collection and aggregation of payments relating to the mortgage loans;

     o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

     o the preparation of tax related information in connection with the mortgage loans.

     Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the borrower with the monthly statements. All payments are generally due on the fifteenth day of the month.

Collection Procedures

     The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

     o after the loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the borrower, or

     o if a notice of default on a senior lien is received by the master servicer.

     Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

     Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. Alternatively, the master servicer may forego foreclosure and charge off the home equity loan if the proceeds of foreclosure and liquidation are likely to produce an amount less than the unpaid principal balance of the related senior mortgage.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio, and applicable laws and regulations.

                Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

     At the time of issuance of a series of notes, the depositor will transfer to the issuing entity the amounts to be deposited into the Additional Loan Accounts, if any, and all of its interest in each mortgage loan to be acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages, and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the initial cut-off date (exclusive of payments of accrued interest due on or before the initial cut-off date). The indenture trustee, concurrently with the transfer, will deliver the notes to the depositor and each class of certificates issued by the issuing entity to its respective owner. Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor during the Funding Period. On those closing dates the depositor will transfer to the issuing entity all of its interest in the Additional Home Equity Loans being acquired by the issuing entity that day (including any Additional Balances arising in the future), the Related Documents, and all collections received on the Additional Home Equity Loans after the subsequent cut-off date. Each mortgage loan transferred to the issuing entity will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the respective cut-off dates principal balance of each mortgage loan as well as information with respect to the loan rate.

     The sale and servicing agreement related to a series of notes will require that Countrywide deliver to the depositor for delivery to the issuing entity, and the issuing entity will deliver to the custodian, the mortgage notes related to the mortgage loans related to the series of notes endorsed in blank and the Related Documents

     o on the closing date, with respect to not less than 50% of the initial mortgage loans in each loan group transferred to the issuing entity on the closing date;

     o not later than the twentieth day after the closing date, with respect to not less than an additional 40% of the initial mortgage loans in each loan group transferred to the issuing entity on the closing date; and

     o not later than 30 days after the closing date, with respect to the remaining initial mortgage loans transferred to the issuing entity on the closing date.

     o on any subsequent transfer date, with respect to not less than 10% of the Additional Home Equity Loans in each loan group transferred to the issuing entity on that subsequent transfer date; and

     o not later than the twentieth day after any subsequent transfer date, with respect to the remaining Additional Home Equity Loans in each loan group transferred to the issuing entity on that subsequent transfer date.

     In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the issuing entity of the mortgage loans.

     In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the issuing entity that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS(R), as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS(R) serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

     A sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee, or the indenture trustee so long as the rating of the long-term senior unsecured debt obligations of Countrywide are not withdrawn, suspended or do not fall below a rating of "BBB" by Standard & Poor's or "Baa2" by Moody's. If Countrywide's long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an "Assignment Event"), Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the rating agencies and any third party insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

     In accordance with a sale and servicing agreement and the related custodial agreement, within 180 days of the relevant closing date with respect to the initial mortgage loans and within 180 days of the relevant subsequent transfer date with respect to Additional Home Equity Loans, the custodian will review the related mortgage loans and the Related Documents. If any mortgage loan or Related Document is found to be missing or otherwise defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the related loan group balance, thus reducing the amount of the related allocated transferor interest. If the deduction would cause a Transfer Deficiency to exist, the sponsor must either transfer eligible substitute mortgage loans to the issuing entity for that loan group or make a deposit into the collection account of the Transfer Deposit Amount to the issuing entity for the applicable loan group. Except to the extent substituted for by an eligible substitute mortgage loan, the transfer of the mortgage loan out of the trust fund will be treated under a sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits for a loan group to the collection account are actually for that loan group made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan transferred to the issuing entity by the sponsor in connection with the substitution of a Defective Mortgage Loan that must, on the date of its transfer to the issuing entity,

     o comply with the original loan balance requirements (by credit limit) of Freddie Mac and Fannie Mae for the related loan group (in the case of loan group 1);

     o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10.00% more than the Transfer Deficiency relating to the Defective Mortgage Loan;

     o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1.00% in excess of the loan rate of the Defective Mortgage Loan;

     o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same interest rate adjustment date as that of the Defective Mortgage Loan;

     o have a FICO score not less than the FICO score of the Defective Mortgage Loan and not more than 50 points higher than the FICO score for the Defective Mortgage Loan;

     o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

     o have a remaining term to maturity not more than six months earlier than the remaining terms to maturity of the Defective Mortgage Loan, not later than the maturity date of the Notes, and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

     o comply with each representation and warranty regarding the mortgage loans in the relevant sale and servicing agreement (deemed to be made as of the date of transfer to the issuing entity);

     o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

     o satisfy certain other conditions specified in the relevant sale and servicing agreement.

     The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the issuing entity, and any third party insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the closing date, or on each subsequent transfer date with respect to each Additional Home Equity Loan, that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the issuing entity, the indenture trustee, the noteholders, or any third party insurer in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in a sale and servicing agreement that materially and adversely affects the interests of the noteholders.

     Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account

     The master servicer will establish and maintain a collection account in trust for the noteholders, the holders of certain classes of certificates of the issuing entity, and any third party insurer, as their interests may appear. The collection account will be an Eligible Account. The Collection Account will initially be established by the master servicer at Countrywide Bank, N.A., which is an affiliate of the master servicer. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt. Not later than the business day immediately preceding each payment date, the master servicer will withdraw from the collection account and remit to the indenture trustee the amount to be applied on the related payment date by the indenture trustee pursuant to the indenture with respect to both loan groups to the extent on deposit in the collection account, and the indenture trustee will deposit such amount in the payment account. In certain circumstances described in a sale and servicing agreement with respect to the first two payment dates, the master servicer is required to make deposits directly into the payment account on the business day before the applicable payment date ("Interest Shortfall Deposit.")

     Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds. Any income realized on amounts deposited in the payment account will belong to the master servicer. Not later than the third business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

     An "Eligible Account" is:

     o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have one of the two highest short-term debt ratings by Standard & Poor's and the highest short-term debt ratings by Moody's,

     o an account with a depository institution having a minimum long-term unsecured debt rating of "AA-" by Standard & Poor's and "Baa3" by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

     o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity, or

     o an account otherwise acceptable to each rating agency and any third party insurer.

     An "Eligible Investment" is:

     o an obligation of, or guaranteed as to principal and interest by, the United States or any U.S. agency or instrumentality that is backed by the full faith and credit of the United States;

     o a general obligation of or obligation guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than "A-1" by Standard & Poor's and "P-2" by Moody's if the long-term debt of Countrywide Home Loans, Inc. is rated at least "A3" by Moody's, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency) are then rated in one of the two highest long-term and the highest short-term ratings of each rating agency for the notes, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

     o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each rating agency (except if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy, as evidenced by a signed writing delivered by each rating agency;

     o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund, have the highest applicable rating by each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy;

     o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy; or

     o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency that will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency without regard to any financial guaranty insurance policy, as evidenced by a signed writing delivered by each rating agency.

     However, no instrument is an Eligible Investment if it evidences the right to receive

     o interest only payments on the obligations underlying it or

     o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

Allocations and Collections

     All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. As to any payment date, interest collections will be determined on a loan group basis and will be equal to the amounts collected during the related collection period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds, and optional advances made by the master servicer pursuant to a sale and servicing agreement, less

     o servicing fees related to the mortgage loans in that loan group for the related collection period, and

     o amounts payable to the master servicer pursuant to the related sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans in that loan group.

     As to any payment date, principal collections will be determined on a loan group basis and will be equal to the sum of

     o for the mortgage loans in a loan group, the amounts collected during the related collection period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and optional advances for the mortgage loan in a loan group made by the master servicer pursuant to the related sale and servicing agreement, and

     o any Transfer Deposit Amounts for that loan group.

     A Transfer Deposit Amount for a loan group is an amount that may be deposited by the sponsor into the collection account equal to the amount by which the Transfer Deficiency exceeds the principal amount of the Eligible Substitute Mortgage Loans transferred to the issuing entity under certain circumstances where the sponsor is required to accept the transfer of Defective Mortgage Loans from the trust fund.

     Liquidation proceeds are the proceeds (excluding any amounts drawn on any financial guaranty insurance policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale, or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the collection period during which the mortgage loan became a Liquidated Mortgage Loan.

Amendments to Credit Line Agreements

     Subject to applicable law and to certain limitations, the master servicer may change the terms of the credit line agreements at any time. The master servicer is permitted

     o to consent to the placement of a lien senior to that of any mortgage on a mortgage property related to a mortgage loan in connection with the refinancing of an existing first mortgage loan if the replacement meets the loan-to-value ratio and combined loan-to-value ratios in the sale and servicing agreement,

     o to increase the credit limit on any mortgage loan at any time if a new appraisal is obtained and the loan-to-value ratio of the mortgage loan after giving effect to the increase meets the ratios in the sale and servicing agreement;

     o to increase the credit limits on mortgage loans having aggregate principal balance of up to an additional 5.0% of the aggregate note principal balance as of the closing date if (i) it meets the combined loan-to-value ratios in the sale and servicing agreement and (ii) either the Credit Line Agreement allows the borrower to unilaterally increase the credit limit, the credit limit increase is made within 90 days of the cut-off date, or the sponsor purchases the mortgage loan from the trust fund;

     o to solicit borrowers for a reduction in loan rates in the condition that the sponsor purchases the mortgage loan from the trust fund (up to a limit of 5.0% of the Original Note Principal Balance); and

     o to agree to changes in the terms of a mortgage loan or solicit borrowers to change any term of the mortgage loans (other than changes referred to above) at the request of the borrower at any time if the changes (i) do not materially and adversely affect the interests of the series of notes, the one or more providers of credit enhancement or the holders of other interests in the issuing entity, (ii) are consistent with prudent and customary business practice, and (iii) will not cause adverse tax consequences under the Internal Revenue Code.

     Additional conditions may apply to the amendment of Credit Line Agreement as shall be provided in the applicable sale and servicing agreement.

Optional Transfers of Mortgage Loans

     To permit the holder of the designated class of certificates of the issuing entity to reduce the allocated transferor interest of a loan group any time that the allocated transferor interest exceeds its related Required Transferor Subordinated Amount, the holder of the designated class of certificates of the issuing entity may, but is not obligated to, remove on any payment date (the "Transfer Date") certain mortgage loans from the related loan group without notice to the noteholders. The holder of the designated class of certificates of the issuing entity is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     o no Rapid Amortization Event has occurred;

     o the allocated transferor interest for that loan group as of the Transfer Date (after giving effect to the removal of certain mortgage loans) is equal to or exceeds the related Required Transferor Subordinated Amount;

     o the transfer of any mortgage loans from either loan group on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the holder of the designated class of certificates of the issuing entity, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     o the holder of the designated class of certificates of the issuing entity delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the Trust or included in that loan group in the trust fund;

     o the holder of the designated class of certificates of the issuing entity represents and warrants that the mortgage loans to be removed from the Trust were selected randomly;

     o in connection with each retransfer of mortgage loans, the rating agencies and any third party insurer shall have been notified of the proposed transfer and before the Transfer Date each rating agency has notified the holder of the designated class of certificates of the issuing entity, the indenture trustee, and any third party insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the notes without regard to any financial guaranty insurance policy; and

     o the holder of the designated class of certificates of the issuing entity shall have delivered to the owner trustee, the indenture trustee, and any third party insurer an officer's certificate confirming the six conditions preceding this one.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the related sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

Advances

     The master servicer, in its sole discretion, may advance the interest component of any delinquent monthly payment (or any portion of it) by depositing the amount into the collection account by the related determination date. Advances are intended to maintain a regular flow of scheduled interest on the series of notes rather than to guarantee or insure against losses. The master servicer may retain, from payments of interest on the mortgage loans in each collection period, any unreimbursed optional advance made by the master servicer.

Hazard Insurance

     A sale and servicing agreement will provide that the master servicer maintain hazard insurance on the mortgaged properties relating to the related mortgage loans. Although the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

     A sale and servicing agreement will require the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

     o the maximum insurable value of the mortgaged property or

     o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like and strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

     The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the related sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction, or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to noteholders or the transferor.

Optional Purchase of Defaulted Loans

     The master servicer may, at its option but subject to the conditions in the related sale and servicing agreement, purchase from the Trust any mortgage loan that is delinquent in payment for the number of days specified in the related sale and servicing agreement. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related borrower to the first day of the month in which the purchase proceeds are to be paid to noteholders.

Servicing Compensation and Payment of Expenses

     The master servicer will receive from interest received on the mortgage loans for each collection period a portion of the interest collections as a monthly servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related collection period. All assumption fees, late payment charges, termination fees, and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the related sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Certain Matters Regarding the Master Servicer

     A sale and servicing agreement will provide that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

     (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

     (b) on satisfaction of the following conditions:

     o the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

     o the rating agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes without regard to any financial guaranty insurance policy; and

     o the proposed successor servicer is reasonably acceptable to any third party insurer.

     No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the related sale and servicing agreement.

     The master servicer may perform any of its obligations under a sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the noteholders, the transferor, and any third party insurer for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

     A sale and servicing agreement will provide that the master servicer will indemnify the Trust and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. A sale and servicing agreement will provide that, other than the indemnification by the master servicer, neither the master servicer nor their directors, officers, employees, or agents will be liable to the issuing entity, the owner trustee, the transferor, or the noteholders for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, a sale and servicing agreement will provide that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to a sale and servicing agreement and the interests of the noteholders.

Certain Matters Regarding the Master Servicer and the Depositor

     The accompanying prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus.

Events of Servicing Termination

     The "Events of Servicing Termination" are:

     1. any failure by the master servicer to deposit in the collection account any deposit required to be made under the related sale and servicing agreement, which failure continues unremedied either beyond the relevant payment date or for five business days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by any third party insurer or noteholders of at least 25% of the Voting Rights;

     2. any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the notes or the related sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders or any third party insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by any third party insurer or noteholders of at least 25% of the agg Voting Rights; or

     3. certain events of insolvency, liquidation, inability to pay its debts, or other similar proceedings relating to the master servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the related sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, any third party insurer, and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights After an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the indenture trustee (with the consent of any third party insurer) or noteholders of at least 51% of the Voting Rights (with the consent of any third party insurer) or any third party insurer, may terminate all of the rights and obligations of the master servicer under the related sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to the same compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to any third party insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Termination

     The obligations and responsibilities of the sponsor, the master servicer, the depositor, the issuing entity, and the indenture trustee under a sale and servicing agreement (other than the obligation of the master servicer to send certain notices) will terminate on the earlier of (i) the transfer of all the related mortgage loans as described below, (ii) the termination of the related trust agreement or the satisfaction and discharge of the related indenture, and (iii) the final payment or other liquidation of the last mortgage loan remaining in the related trust fund or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any mortgage loan.

     With the consent of any third party insurer, the mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate note principal balance of the related notes is reduced to an amount less than or equal to 10% of the aggregate original note principal balance. The transfer price will be equal to the sum of

     o the aggregate note principal balance of the related notes plus accrued interest at the applicable note rate through the day preceding the related final payment date and

     o accrued interest on any aggregate unpaid investor interest shortfall, to the extent legally permissible.

Amendment

     A sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee, and the indenture trustee, with the consent of any third party insurer, if the rating agencies have been given 10 days notice and have notified the Trust that the amendment will not result in a reduction or withdrawal of the then current rating of the related notes without regard to any financial guaranty insurance policy. A sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the issuing entity, and the indenture trustee, with the consent of any third party insurer and of holders of not less than 66 2/3% of the aggregate outstanding principal balance of the related notes.

                             The Indenture Trustee

     The Bank of New York will be the indenture trustee. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The notes may be surrendered at the corporate trust office of the indenture trustee located at 101 Barclay Street, 4 West, New York, New York 10286 Attn: Structured Finance Services. or another address that the indenture trustee may designate from time to time.

     The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the master servicer, the transferor, the third party insurer, and their affiliates.

     The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the insurer of the notes, if any, or the direction received by it from holders of the series of notes representing not less than 51% of the voting rights relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the series of notes or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

     The indenture trustee shall be a corporation organized and doing business under the laws of the United States or any State, authorized under those laws to exercise trust powers, and shall satisfy the requirements of Rule 3a-7(a)(4)(i) of the Investment Company Act of 1940. The indenture trustee shall have a combined capital and surplus of at least $50,000,000. Whenever an indenture trustee ceases to be meet these eligibility criteria and additional criteria in the indenture, the indenture trustee shall resign immediately.

     The indenture trustee may resign at any time. The insurer of the series of notes, if any, or holders of the series of notes representing not less than 51% of the voting rights (with the consent of the note insurer) may remove the indenture trustee at any time. The issuing entity (or a holder of certain interest in the issuing entity if the issuing entity fails to do so) shall remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting.

     If the indenture trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the indenture trustee without the consent of any of the certificateholders. In addition, either the insurer of the notes, if any, or the holders of certificates evidencing at least 51% of the voting rights (with the consent of the note insurer) may at any time remove the indenture trustee and appoint a successor trustee. Notice of any removal of the indenture trustee shall be given by the successor trustee to each rating agency identified as rating the series of notes in the prospectus supplement.

     Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee. A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the series of notes.

                               Static Pool Data

     Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide is available online at http://www.countrywidedealsdata.com?CWDD=03200612.

     We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by Countrywide. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

Conveyance of the Mortgage Loans

     The obligation of the issuing entity to purchase the initial mortgage loans on the closing date will be subject to certain requirements in the sale and servicing agreement.

     If prefunding will exist, the issuing entity may acquire Additional Home Equity Loans during the Funding Period. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program--Underwriting Procedures Relating to Home Equity Loans." Additional Home Equity Loans may be purchased for either loan group during the Funding Period using amounts on deposit in the Additional Loan Account related to that loan group at a cash purchase price of 100% of their principal balance on the related subsequent cut-off date. The amount paid from the applicable Additional Loan Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of the applicable loan group will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account related to that loan group will decrease accordingly. Additional Home Equity Loans acquired by the issuing entity will be simultaneously pledged to the indenture trustee as part of the trust fund.

     Any transfer of Additional Home Equity Loans will be subject to various conditions including:

     o that they satisfy substantially the same loan representations and warranties as the initial mortgage loans;

     o that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the notes and the third party insurer;

     o that opinions of counsel are furnished with respect to the validity of the transfer of, and the perfection of the security interest in, the Additional Home Equity Loans;

     o that as of the related subsequent cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the initial mortgage loans had to satisfy on the closing date;

     o that, with respect to any applicable loan group, they comply with the original loan balance requirements (by credit limit) of Freddie Mac and Fannie Mae; and

     o that the transfer will not result in a reduction or withdrawal of the then current ratings of the notes without taking the third party policy, if applicable, into account.

     The acquisitions of the Additional Home Equity Loans may occur in one or more closings after the closing date.

The Additional Loan Accounts

     If prefunding exists, the assets of the issuing entity will include Additional Loan Accounts, each related to a loan group and to the class or classes of notes related to that loan group. The actual amount deposited in an Additional Loan Account will be determined based on the difference between the initial principal balance of the related class or classes notes and the principal balance of the initial mortgage loans in the related loan group as of the initial cut-off date. Monies in each Additional Loan Account are expected to be used to purchase Additional Home Equity Loans during the Funding Period. The Additional Loan Accounts will be part of the assets of the issuing entity and pledged to the indenture trustee. Any funds remaining on deposit in any Additional Loan Account at the end of the Funding Period will be used to prepay the related class or classes of notes specified in the related prospectus supplement on the payment date after the end of the Funding Period. The Prefunded Amount may be invested in Eligible Investments. Net income on investment of funds in the Additional Loan Accounts will be paid to the master servicer, and will not be available for payment on the notes. The Additional Loan Accounts will not be an asset of any REMIC created pursuant to the Trust Agreement.

                    Maturity and Prepayment Considerations

     Holders of a class of notes (other than any class of interest only notes) will be entitled to receive on each payment date payments of principal, until the note principal balance of that class of notes is reduced to zero. During the Managed Amortization Period, holders of a class of notes (other than any class of interest only notes) will receive amounts from principal collections based on the amount required to build or maintain its required overcollateralization level for the related loan group, subject to reduction as described below. In addition, if prefunding exists, the funds remaining in any Additional Loan Account at the end of the Funding Period after the purchase of any Additional Home Equity Loans will be used to prepay the related class of notes (other than any class of interest only notes) on the first payment date after the end of the Funding Period. Classes of interest only notes, if any, are not entitled to any payments of principal.

     The required overcollateralization level may be determined by the third party insurer in the related insurance agreement if a third party insurance exists, and then the third party insurer may permit each required overcollateralization amount to decrease or "step down" over time.

     Allocations of principal collections from the mortgage loans in a loan group may result in payments of principal to the noteholders of the related class of notes in amounts that are, in most cases, greater relative to the declining balance of the related mortgage loans than would be the case if the investor floating allocation percentage for a loan group were used to determine the percentage of principal collections from the related mortgage loans paid to the holders of the related class of notes. This is especially true during the Rapid Amortization Period when the holders of a class of notes are entitled to receive the related Maximum Principal Payment and not a lesser amount.

     In addition, investor interest collections for a loan group may be paid as principal of the related class or classes of notes. Moreover, to the extent of losses allocable to a class or classes of notes, holders of the notes may also receive the amount of those losses as payment of principal from the related investor interest collections, the related Subordinated Transferor Collections, the investor interest collections for the other loan group (if there are two loan groups), the Subordinated Transferor Collections for the other loan group (if there are two loan groups), or, in some instances, draws under the third party insurance policy, if there is one. The level of losses on the mortgage loans in a loan group may therefore affect the rate of payment of principal on the related class of notes.

     On the payment date after the payment date on which interest only notes, if any, have been paid their last scheduled payment, and if no interest only notes are issued on the payment date, after the closing date, if the allocated transferor interests begin below their target level, each allocated transferor interest will be expected to grow to the extent obligors make more draws than principal payments on the related mortgage loans. A sale and servicing agreement and the related indenture will permit the holder of a designated class of certificates issued by the issuing entity, at their option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, to remove certain mortgage loans from a loan group and release them from the lien of the related indenture at any time during the life of the notes, so long as the related allocated transferor interest (after giving effect to the removal of the mortgage loans) is not less than the related Required Transferor Subordinated Amount. Removals of mortgage loans may affect the rate at which principal is distributed to the related class of notes by reducing the applicable loan group balance and, therefore, the amount of related principal collections.

     All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related class of notes.

     The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans will contain "due-on-sale" provisions, and the master servicer intends to enforce them unless

     o enforcement is not permitted by applicable law or

     o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

     The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

     The sponsor is not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the closing date (or in the case of Additional Home Equity Loans, until 30 days after they are acquired by the Trust). See "Description of the Sale and Servicing Agreement--Assignment of Mortgage Loans." If a seller fails to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the related Trust. The principal balance of any mortgage loan so transferred will be deducted from the loan group balance of the related loan group, thus reducing the amount of the related allocated transferor interest. If after the deduction the related allocated transferor interest would be less than the related Required Transferor Subordinated Amount at the time, then a "Transfer Deficiency" will exist with respect to the loan group. The amount of the Transfer Deficiency is the lesser of (i) the principal balance of the mortgage loan transferred from the Trust and (ii) the excess of (a) the related Required Transferor Subordinated Amount over (b) the related allocated transferor interest. If a Transfer Deficiency exists, the sponsor must transfer to the issuing entity for the benefit of the applicable loan group Eligible Substitute Mortgage Loans or deposit into the collection account an amount (the "Transfer Deposit Amount") equal to the excess of the Transfer Deficiency over the principal balance of any such Eligible Substitute Mortgage Loans transferred to the issuing entity for the applicable loan group. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the Trust will be treated as a payment of principal of the mortgage loan.

     The yield to an investor who purchases a class of notes at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans in the related loan group is different from the rate anticipated by the investor at the time the notes were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers.

     We cannot predict the level of prepayments that will be experienced by an issuing entity and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield, Maturity and Prepayment Considerations" in the accompanying prospectus.

                         Description of the Indenture

     The following is a description of the certain provisions ordinarily found in the indenture.

Rapid Amortization Events

     Unless specified otherwise, the Managed Amortization Period for an issuing entity will continue through and include the payment date before the fifth anniversary of the first payment date, unless a Rapid Amortization Event occurs before then. "Rapid Amortization Event" refers to any of the following events:

     (a) the failure of the sponsor or the master servicer

     o to make a payment or deposit required under the related sale and servicing agreement within three business days after the date the payment or deposit must be made,

     o to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the related sale and servicing agreement, or

     o to observe or perform in any material respect any other covenants of the sponsor in the related sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders or any third party insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the sponsor or the depositor in the related sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders or any third party insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the related sale and servicing agreement;

     (c) the occurrence of certain events of bankruptcy, insolvency, or receivership relating to the holder of the designated class of certificates that is required to advance the net draws to the issuing entity or the depositor;

     (d) the related issuing entity becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (e) with respect to certain third party insurers, the aggregate of all draws under any financial guaranty insurance policy incurred during the Managed Amortization Period exceeds a specified percentage of the aggregate original note principal balance or, with respect to the other third party insurers, a draw has been made under the related third party insurance policy and the third party insurer has not been reimbursed for the draw within a specified period of the date of the draw;

     (f) only with respect to certain indentures and only if specified in the related prospectus supplement, the occurrence and continuation of an Event of Servicing Termination (See "Description of the Sale and Servicing
Agreement--Events of Servicing Termination"); or

     (g) only with respect to certain indentures and only if specified in the related prospectus supplement, the failure of the sponsor to pay under its obligation to pay certain losses on the mortgage loans covered by a pool insurance policy if a policy exclusion applies to a loan covered by that pool insurance policy and the failure continues beyond the applicable grace period.

     If any event described in clause (a), (b), or (f) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the indenture trustee (with the consent of the third party insurer), any third party insurer, or the noteholders holding notes evidencing more than 51% of the Voting Rights (with the consent of any third party insurer), by written notice to the holders of certain classes of certificates of the issuing entity, the depositor, and the master servicer (and to the indenture trustee, if given by a third party insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d), or
(e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, a third party insurer, or the noteholders immediately on the occurrence of the event.

     Notwithstanding the foregoing, if a conservator, receiver, or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership, or insolvency of the transferor, the conservator, receiver, or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

     Pursuant to an indenture and the related sale and servicing agreement, if a third party insurer has issued a financial guaranty insurance policy insuring certain payments on the notes and no insurer default exists, the third party insurer will be treated as a noteholder for all purposes other than certain types of amendments, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders other than consents to certain types of amendments, and the noteholders may exercise their rights under the indenture only with the written consent of the third party insurer. In addition, the third party insurer will have certain additional rights as a third party beneficiary to the related sale and servicing agreement and the indenture. The indenture will provide that in certain circumstances described in the indenture, if a third party insurer has issued a financial guaranty insurance policy insuring certain payments on the notes, the depositor may substitute a new surety bond for the existing financial guaranty insurance policy if the replacement meets the requirements of the indenture, including that the rating of the notes would be an improvement over their then current rating.

Reports to Noteholders

     Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee who will make available via its internet website to each noteholder a statement setting forth for the relevant issuing entity, among other items:

     1. the investor floating allocation percentage for each class of notes for the preceding collection period;

     2. the amount being paid to each class of notes for that payment date;

     3. the amount of interest included in the payment for each class of notes and the related note rate;

     4. the amount of overdue accrued interest for each class of notes included in the payment (and the amount of interest or overdue interest to the extent permitted by applicable law);

     5. the amount of the remaining overdue accrued interest for each class of notes after giving effect to the payment;

     6. the amount of principal included in the payment for each class of notes;

     7. the amount of the reimbursement of previous Investor Loss Amounts included in the payment for each class of notes;

     8. the amount of Basis Risk Carry-forward paid for each class of notes and the amount of Basis Risk Carry-forward accrued on that payment date for each class of notes;

     9. the amount of the aggregate unreimbursed Investor Loss Amounts for each loan group after giving effect to the payments on the notes on that payment date for the related class of notes;

     10. the servicing fee for the payment date;

     11. the note principal balance and the pool factor for each class of notes, each after giving effect to the payment;

     12. each loan group balance as of the end of the preceding collection period;

     13. the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent (exclusive of foreclosures, bankruptcies, and REOs) for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding collection period;

     14. with respect to the mortgage loans in each loan group the book value of any real estate that is acquired by the trust fund through foreclosure or bankruptcy or grant of deed in lieu of foreclosure;

     15. if a third party insurer has issued a financial guaranty insurance policy insuring certain payments on the notes, the amount of any draws on the financial guaranty insurance policy for each loan group; and

     16. with respect to the first payment date, the number and aggregate balance of any mortgage loans in either loan group for which certain documents as provided in the related sale and servicing agreement were not delivered to the custodian within 30 days after the closing date.

     The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of notes.

     The indenture trustee may also, at its option, make available to noteholders any additional files containing the same information in an alternative format.

     If the statement is not accessible on the indenture trustee's internet website, the indenture trustee will forward a hard copy of it to each noteholder, the master servicer, any third party insurer, and the rating agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via its internet website. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (877) 722-1095. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible.

     Within 60 days after the end of each calendar year, the master servicer will forward to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

Events of Default Under the Indenture

     Events of default under the indenture include:

     o a default in the payment of any principal or interest on any related notes when it becomes due and continuance of the default for five days;

     o failure by the issuing entity to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the issuing entity under the indenture, that continues unremedied for sixty days after notice of it is given; and

     o certain events of bankruptcy, insolvency, receivership, or liquidation of the issuing entity.

Voting Rights

     Holders of the any class of interest only notes may be allocated a percentage of all voting rights in respect of the offered notes specified in the related prospectus supplement

(collectively, the "Voting Rights"), and holders of the other classes of notes will be allocated the remaining Voting Rights in proportion to their respective outstanding principal amounts.

Remedies on Event of Default Under the Indenture

     If an event of default under the indenture has occurred and is continuing either the indenture trustee or noteholders representing not less than 51% of the Voting Rights (in either case with the consent of any third party insurer) or the third party insurer (if there is one) may declare the unpaid principal amount of the notes together with accrued interest through the date of acceleration payable immediately. A declaration of acceleration may be rescinded by noteholders representing not less than 51% of the Voting Rights with the consent of any third party insurer. Although a declaration of acceleration has occurred, the indenture trustee may with the consent of any third party insurer elect not to liquidate the assets of the trust fund if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

     The indenture trustee may not sell or otherwise liquidate the assets of the related trust fund following an event of default unless

     o the holders of 100% of the Voting Rights and any third party insurer, if any, consent to the sale, or

     o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and any third party insurer, or

     o the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the notes as they become due and the indenture trustee obtains the consent of a majority of the aggregate outstanding principal balance of the related notes and any third party insurer.

     No noteholder may institute any proceeding with respect to the indenture unless any third party insurer has consented in writing to the institution of the proceeding and the noteholder has previously notified the indenture trustee of a continuing event of default and unless noteholders representing not less than 51% of the Voting Rights have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Certain Matters Regarding the Indenture Trustee

     In connection with acting under an indenture, the indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the third party insurer or the direction received by it from noteholders representing not less than 51% of the aggregate outstanding note principal amount relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any right conferred on the indenture trustee under the indenture or a sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

     The indenture trustee and any of its affiliates may hold notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuing entity jointly may appoint co-trustees or separate trustees approved by the master servicer and any third party insurer of any part of the trust fund under an indenture. All rights and obligations conferred or imposed on the indenture trustee by an indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

Duties of the Indenture Trustee

     The indenture trustee will make no representations about the validity or sufficiency of an indenture, the related notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the related mortgage loans, or the use or investment of any monies by the master servicer before and after being deposited into a collection account. So long as no event of default under an indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the related sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the indenture and the related sale and servicing agreement. The indenture trustee will not be charged with knowledge of the occurrence of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event, or a failure by the master servicer to perform its duties under the related sale and servicing agreement unless a responsible officer of the indenture trustee has actual knowledge thereof.

Amendment

     An indenture will provide that, without the consent of any noteholder but with the consent of any third party insurer and notice to each rating agency, the issuing entity and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

     o to evidence the succession of another person to the issuing entity pursuant to the indenture and the assumption by the successor of the covenants of the issuing entity under the indenture and the related notes;

     o to add to the covenants of the issuing entity for the benefit of the noteholders or any third party insurer, or to surrender any right of the issuing entity in the indenture;

     o to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

     o to cure any ambiguity or mistake;

     o to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other related transaction documents;

     o to conform the indenture to the related prospectus supplement;

     o to modify, eliminate, or add to the provisions of the indenture (a) as required by any rating agency to maintain or improve any rating of the notes, (b) to comply with any requirement imposed by the Internal Revenue Code, or (c) to comply with any rules or regulations of the SEC;

     o to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

     o to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "TIA") or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

     The indenture also provides that without the consent of any noteholder but with the consent of any third party insurer, and provided that each rating agency has been given 10 days notice and has notified the issuing entity that the action will not result in a reduction or withdrawal of its then current rating of the notes, the indenture trustee and the issuing entity may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the noteholders or the third party insurer under the indenture that does not adversely affect in any material respect the interest of any noteholder, except that, without the consent of each noteholder affected thereby and without the consent of the third party insurer no supplemental indenture pursuant to this provision may:

     o change the date of payment of any installment of principal of or interest on any note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective dates they become due (or in the case of redemption, after the redemption date);

     o reduce the percentage of the outstanding principal balances of the notes the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust fund;

     o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each noteholder affected thereby;

     o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes in the indenture; or

     o permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust fund (except any change in any mortgage's lien status in accordance with a sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

     No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture is permitted under the transaction documents and will not have any material adverse effect and will not cause the imposition of any tax on any REMIC or the holders of the securities or cause any REMIC to fail to qualify as a REMIC at any time that any securities are outstanding.

Satisfaction and Discharge of the Indenture

     An indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuing entity, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when:

     1. either:

     (A) all notes previously authenticated and delivered under it have been delivered to the indenture trustee for cancellation (other than notes that have been destroyed, lost, stolen, replaced, or paid as provided in the indenture and notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuing entity or discharged from the trust fund as provided in the indenture); or

     (B) all notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuing entity, and the issuing entity has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

     2. the issuing entity has paid all other sums payable under the indenture by the issuing entity; and

     3. the issuing entity has delivered to the indenture trustee an officer's certificate, a counsel's opinion, and (if required by the TIA, the indenture trustee or the third party insurer) and independent accountant's certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Notes

     With the consent of any third party insurer and the master servicer all the mortgage loans then included in the trust fund may be purchased out of the trust fund on any payment date on or after which the note principal balance of the related notes is less than or equal to 10% of the aggregate original principal balance of the related notes (excluding any balance of notional balance notes, if any). That purchase will result in the redemption of the related notes in whole. The redemption price for the related notes will be the related note principal balance plus accrued interest through the day before the redemption date plus interest accrued on any unpaid investor interest shortfall, to the extent legally permissible. No premium or penalty will be payable by the issuing entity in any redemption of the notes.

     Payment on notes will only be made on presentation and surrender of the notes at the office or agency of the indenture trustee specified in the redemption notice. If all of the noteholders do not surrender their notes for final payment and cancellation by the redemption date, the indenture trustee will hold for the benefit of the noteholders and the issuing entity amounts representing the redemption price in the payment account not paid in redemption to noteholders.

The Custodian

     Treasury Bank, a division of Countrywide Bank, N.A. (formerly Treasury Bank, National Association) ("Treasury Bank"), a national banking association and an affiliate of the sponsor and master servicer, is the custodian and will hold the issuing entity's mortgage notes on behalf of the indenture trustee. Treasury Bank's principal place of business is 1199 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314. Treasury Bank's document custody facility is located at 4100 E. Los Angeles Avenue, Simi Valley, California 93063.

     The master servicer, the transferor, any third party insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the issuing entity.

     A custodial agreement contains provisions for the indemnification of the custodian for any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

     The custodian may resign immediately at any time by giving written notice thereof to the indenture trustee, master servicer, the transferor, and the third party insurer. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

                               Tax Consequences

     All investors are encouraged to consult their tax advisors regarding the federal, state, local, or foreign tax consequences of purchasing, owning, or disposing of the notes of any series.

                             ERISA Considerations

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code (including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which the plans, accounts, annuities, or arrangements are invested), persons acting on behalf of a plan, and persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss.2510.3-101 (the "Plan Assets Regulation").

     General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

     Plan Assets Regulation and the Notes. The United States Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

     Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the notes are not treated as equity interests in the issuing entity for purposes of the Plan Assets Regulation, a plan's investment in the notes would not cause the assets of the issuing entity to be deemed plan assets. If the notes are deemed to be equity interests in the issuing entity, the issuing entity could be considered to hold plan assets because of a plan's investment in the notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuing entity or providing services with respect to those assets would be deemed to be fiduciaries or other parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuing entity's assets. We cannot assure you that any statutory, regulatory, or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuing entity by a plan. However, based on the features of the notes (other than the interest only notes), their ratings, the issuing entity believes that the notes (other than the interest only notes) should be treated as indebtedness without substantial equity features for ERISA purposes. Because of their features

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it is likely that the interest only notes, if issued, will be deemed to be equity interest in the issuer.

     Prohibited Transactions. Without regard to whether the notes are considered to be equity interests in the issuing entity, certain affiliates of the issuing entity might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition and holding of notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a note (other than the interest only notes) that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the notes (other than the interest only notes).

     The issuing entity, the master servicer, a servicer, the indenture trustee, and the underwriter of the notes (other than the interest only notes) may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the master servicer, a servicer, the indenture trustee, the underwriter of the notes, or any of their respective affiliates:

     o has investment or administrative discretion with respect to plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to plan assets, and (ii) will be based on the particular investment needs for the plan; or

     o is an employer maintaining or contributing to the plan,

should discuss with counsel whether an investment in the notes by the plan may give rise to a violation of ERISA.

     The sale of notes (other than the interest only notes) to a plan is in no respect a representation by the issuing entity or the underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

     Any plan investor proposing to invest in the notes should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

Interest Only Notes

     If interest only notes are issued, they may be deemed to be equity interests for purposes of the Plan Assets Regulation, and may not be purchased by, on behalf of or with plan assets of an employee benefit plan or other plan or arrangement that is subject to ERISA or to Section 4975 of the Code.


                        Legal Investment Considerations

     Although, as a condition to the issuance of any series of notes, the notes will be rated in the highest rating category of each of the rating agencies, the notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in the accompanying prospectus.

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                            Index of Defined Terms


Assignment Event..........................................................S-30

Countrywide...............................................................S-24

Countrywide Bank..........................................................S-26

debt-to-income ratio......................................................S-28

Defective Mortgage Loans..................................................S-32

Determination Date........................................................S-33

Eligible Account..........................................................S-33

Eligible Investment.......................................................S-33

Eligible Substitute Mortgage Loan.........................................S-31

ERISA.....................................................................S-56

Events of Servicing Termination...........................................S-40

Interest Shortfall Deposit................................................S-32

originators...............................................................S-26

Plan Assets Regulation....................................................S-56

PTCE......................................................................S-57

Rapid Amortization Event..................................................S-47

Related Documents.........................................................S-29

SEC..........................................................................1

TIA.......................................................................S-53

Transfer Date.............................................................S-36

Transfer Deficiency.......................................................S-46

Transfer Deposit Amount...................................................S-46

Treasury Bank.............................................................S-55

Voting Rights.............................................................S-51

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                                                                     Exhibit A
                                                                     ---------



                                  Prospectus

            Prospectus dated November 15, 2006, previously filed on
                      EDGAR under File Number 333-132375.